                       LIMITED PARTNERSHIP AGREEMENT
                              OF WYE INVESTMENTS,
                             A LIMITED PARTNERSHIP
                       A Pennsylvania Limited Partnership
                       ----------------------------------


          This Limited Partnership Agreement, entered into and effective the 20th day of July, 1990, by and among MICHAEL HERMAN, hereinafter known as the general partner and hereinafter referred to as "General Partner"

                                     A-N-D

          PETER HERMAN, ROBERT E. HERMAN, PETRINA SESSA, CARYN ALLEN, TRUSTEE FOR MICHAEL R. HERMAN, CARYN ALLEN, JOSEPH SESSA, as limited partners and hereinafter referred to individually and collectively as "Limited Partners":

          The said Partners do hereby covenant and agree to the formation of this Limited Partnership and do hereby covenant and agree to be bound by these Articles, to-wit:
                                   ARTICLE I
                       FORMATION OF LIMITED PARTNERSHIP,
                       NAME, PRINCIPAL PLACE OF BUSINESS

          Section 1.1.  FORMATION.  The Partners hereby form a Limited
                        ---------
Partnership pursuant to the provisions of the Pennsylvania Limited Partnership Act. The Partners shall execute and cause a Certificate of Limited Partnership to be filed, as required by Pennsylvania law.

          Section 1.2.  NAME.  The Partnership shall operate under the name
                        ----
 of WYE INVESTMENTS, A LIMITED PARTNERSHIP.

          Section 1.3.  PRINCIPAL PLACE OF BUSINESS.  The principal place of
                        ---------------------------
business shall be located at 42A Frankstown Road, Hollidaysburg, Blair County,

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Pennsylvania, 16648, or such other places of business as may be designated by the General Partner from time to time.

          Section 1.4. TERM OF EXISTENCE.  Unless continued by a vote to do so
                       -----------------
by the Partners owning at least a Seventy-Five (75%) percent interest in the Partnership, this Partnership shall terminate on December 31, 2030.

                                   ARTICLE II
                         ACCOUNTING FOR THE PARTNERSHIP
                         ------------------------------

          Section 2.1. METHOD OF ACCOUNTING.  The Partnership shall keep its
                       --------------------
accounting records and shall report for income tax purposes on the cash basis. The records shall be maintained in accordance with generally accepted accounting principles.

          Section 2.2  ANNUAL STATEMENTS.  Financial statements shall be
                       -----------------
prepared not less than annually by an independent public accountant and copies of the statement shall be delivered to each adult Partner or the guardian or Trustee for any minor Partner. Copies of all income tax returns filed by the Partnership also shall be furnished to all Partners.

          Section 2.3  ANNUAL MEETING TO REVIEW FINANCIAL STATEMENTS.
                       ----------------------------------------------
          Not less than once a year, and as soon as possible after completion of the financial statements, a meeting shall be held of all General and Limited Partners. All annual meetings shall be held at the principal place of business of the Partnership on the second Monday in January of each year unless otherwise provided pursuant to actual or constructive notice to each General and Limited Partner.

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          Section 2.4  INTERIM FINANCIAL STATEMENTS.  On written request, any
                       ----------------------------
Limited Partners shall be entitled to copies of any interim financial statements prepared for the General Partner.

                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS
                             ---------------------

          Section 3.1. INITIAL CAPITAL CONTRIBUTIONS.  The initial capital
                       -----------------------------
 contributions shall be as follows:

                          GENERAL PARTNER:
                             Michael Herman              $ 1.00
                                                         ------
                          LIMITED PARTNERS:
                             Peter Herman                $16.50
                                                         ------
                             Robert E. Herman            $16.50
                                                         ------
                             Petrina Sessa               $16.50
                                                         ------
                             Caryn Allen Trustee for     $16.50
                                                         ------
                             Michael R. Herman
                             Caryn Allen                 $16.50
                                                         ------
                             Joseph Sessa                $16.50
                                                         ------

                       Section 3.2 RESPECTIVE INTERESTS OF PARTNERS IN THE
                       ---------------------------------------
                                INITIAL CAPITAL CONTRIBUTION. The General
                                ----------------------------
Partner shall have a one (1%) percent interest in the assets of the Partnership. The interest if the Limited Partners are as follows :

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
                             Peter Herman                 16.50%
                                                          ------
                             Robert E. Herman             16.50%
                                                          ------
                             Petrina Sessa                16.50%
                                                          ------
                             Caryn Allen Trustee for      16.50%
                             Michael R. Herman            ------

                             Caryn Allen                  16.50%
                                                          ------
                             Joseph Sessa                 16.50%
                                                          ------

     Section 3.3  RETURN OF CAPITAL CONTRIBUTIONS.  No Limited Partner shall be
                  -------------------------------
entitled to withdraw or demand the return of any part of his capital contribution except upon dissolution of the Partnership and as specifically provided for in this Agreement.

                                   ARTICLE IV
                      CAPITAL ACCOUNTS:  DRAWING ACCOUNTS
                      -----------------------------------

     Section 4.1.  CAPITAL ACCOUNTS.  An individual capital account shall be
                   ----------------
maintained for the General Partner and each Limited Partner. The capital interest of the General Partner and each Limited Partner shall consist of his original contribution increased by (a) his additional contributions to capital and (b) his share of Partnership profits transferred to capital, and decreased by (a) distributions to him in reduction of his Partnership capital and (b) his share of Partnership losses if transferred from his drawing account.

     Section 4.2  DRAWING ACCOUNTS.  An individual drawing account shall be
                  ----------------
maintained for the General and each Limited Partner. All withdrawals other than the salary of the General shall be charged to his drawing account. Each Partner's share of profits and losses shall be credited or charged to his drawing account.

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     A credit balance of a Partner's drawing account shall constitute a
Partnership liability to that Partner; it shall not constitute a part of his capital account of his interest in the capital of the Partnership. If, after the net profit or the net loss of the Partnership for the fiscal year has been determined, a partner's drawing account shows a deficit (a debit balance), whether occasioned by drawings in excess of his share of Partnership profits or by charging him for his share of a Partnership loss, the deficit shall constitute an obligation of that Partner to the Partnership to the extent of the Partner's capital account, but in no event shall any Limited Partner be liable for any amount beyond the balance in his capital account.

     Payment of any amount owing to the Partnership shall be made in a manner and time determined by the General Partner. Such obligations shall not e made payable on demand nor shall interest be charged thereon above the prime interest rate plus 1 percentage point. The Limited Partners may determine, by vote of a majority in interest, to transfer any portion of their respective profit or loss to their capital accounts at any time, provided the transfers do not change the Partners respective Partnership interests except by written consent of all Partners.

                                   ARTICLE V.
                               PROFITS OR LOSSES
                               -----------------

     Section 5.1.  INTERESTS IN PROFITS OR LOSSES.  The net profits or net
                   ------------------------------
losses of the Partnership shall be credited or charged to the Partners in proportion to their Partnership interests (generally construed as The Capital Account).

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     Section 5.2.  LIMITATION ON LIABILITY FOR LOSSES CHARGEABLE TO
                   -------------------------------------------------
                   LIMITED PARTNERS.  No Limited Partner shall personally
                    ----------------
be liable for any of the losses of the Partnership beyond his capital interest in the Partnership.

     Section 5.3.  DISTRIBUTION OF PROFITS.  The earnings of the Partnership
                   -----------------------
shall be distributed at least annually except that earnings may be retained by the Partnership and transferred to Partnership capital for the reasonable needs of the business as determined in the sole discretion of the General Partner.

                                   ARTICLE VI
                           ADMINISTRATIVE PROVISIONS
                           -------------------------

     Section 6.1  MANAGEMENT.  The business of the Partnership shall be under
                  ----------
the exclusive control of the General Partner. The Limited Partners shall not participate in the management of the business of the Partnership.

     Section 6.2. THE DEVOTED BY GENERAL PARTNER.  The General Partner shall
                  ------------------------------
devote such time to the business of the Partnership as is reasonable and prudent.

     Section 6.3. BANKING.  All funds in the Partnership shall be deposited in
                  -------
its name in such bank account or accounts as shall be designated by the General Partner.
     All withdrawals therefrom shall be made upon checks signed by the General Partner.

     Section 6.4. VALIDITY.  If any portions of this Agreement shall be held
                  --------
invalid or inoperative, then, insofar as it is reasonable and possible,
          (a) the remainder of this Agreement shall be considered valid and operative, and

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          (b)  effect shall be given to the intent manifested by the portion held invalid or inoperative.

     Section 6.5.  INDEMNIFICATION.  The Partnership shall promptly indemnify
                   ---------------
the General Partner for payments reasonably made and personal liabilities reasonably incurred by him in the ordinary conduct of Partnership business, or for the preservation of its business or property.

     Section 6.6.  POWERS OF THE GENERAL PARTNER.  The General Partner shall
                   -----------------------------
conduct the business of the Limited Partnership with full and complete power to do any and all things, including acting through a Managing General Partner or through any duly authorized manager or other agent, except as otherwise provided herein. The General Partner shall have and is hereby granted the usual, proper and necessary authority and powers to manage, control, operate, conduct and carry on the business of the Partnership; keep the books and records thereof; employ, discharge and pay and compensate necessary employees, clerks, and helpers; and have the authority to draw checks and drafts on the Partnership bank accounts. The General Partner shall be under no obligation to spend any of the capital of the Limited Partnership, but he may use such portions thereof as he deems to e for the best interests of the Partnership.

     The General Partner may be agreement, grant, assign, transfer, lease or let any of the property of the Limited Partners, whether real or personal, in furtherance of the business of the Partnership and, in connection therewith, to execute in the Partnership's name, any and all deeds, documents, bills of sale, and other papers pertaining to the business of the Partnership.

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     In order to conduct and carry on the general purposes for which this
Limited Partnership is organized, the General Partner may borrow money from time to time for and on behalf of this Limited Partnership from any bank, trust company, or other individuals or lending agencies; may renew and extend such loans from time to time; may make, execute and deliver promissory notes, endorsements and other obligations of this Partnership as evidence of any such loans and the interest thereon by the pledge, conveyance, mortgage, or assignment in trust of the whole or any part of the property of this Partnership owned at the time or acquired thereafter.

                                  ARTICLE VII
                           SALARY OF GENERAL PARTNER
                           -------------------------

     Annually, the General Partner shall receive a reasonable salary for services rendered, which shall be in addition to his respective share of Partnership profits. The salary received shall be determined by the General Partner, but shall be reasonable compensation for services rendered by him to the Partnership.

                                  ARTICLE VIII
                 DURATION OF BUSINESS, DISSOLUTION, ARBITRATION
                 ----------------------------------------------

     Section 8.1. TERM.  The Limited Partnership shall continue (a) until all of
                  ----
the interests in the property acquired by it have been sold or disposed of, or have been abandoned; or (b) until dissolved and terminated as provided for herein below.

     Section 8.2. NON-INTERRUPTION OF PARTNERSHIP.  The Limited Partnership
                  -------------------------------
shall not be terminated by the death, insanity, bankruptcy, withdrawal or expulsion of any Limited Partner; by an assignment by any Limited Partner; or admission of an additional General Partner.

     Section 8.3  TERMINATION OF A LIMITED PARTNER.  The General Partner may
                  --------------------------------
terminate the interest of a Limited Partner and expel him; (a) for interfering in the management of the Limited Partnership affairs or otherwise engaging in conduct which could result in the Limited Partnership losing its tax status as a partnership; (b) if the conduct of a Limited Partner tends to bring the Limited Partnership into disrepute or his interest becomes subject to attachment, garnishment, or similar legal proceedings or (c) for failing to meet any commitment to the General Partner in accordance with any written undertaking.
In each of the foregoing events, the termination shall not result in a forfeiture to the Limited Partner of the value of his interest(s) in the Partnership at the time of termination.

     Section 8.4  DISSOLUTION OF THE PARTNERSHIP.  The Limited Partnership shall
                  ------------------------------
be dissolved only upon the occurrence of any of the following events:

          A. In the event that the General Partner shall cease to act by reason of incapacity or death, if the majority of the Limited Partners shall fail to elect a successor to the General Partner within thirty (30) days of the date upon which the General Partner shall cease to act.

          B. The disposition or sale of all interests in real estate and other Partnership assets.

          C.  The expiration of the time period set forth in Article I.

          D. Voluntary dissolution of the Partnership by agreement of all of the Partners, both General and Limited.

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          E.  The entry of a dissolution decree or judicial order by a court of competent jurisdiction or by operation of law.

     Section 8.5.  WINDING UP.  In the event of dissolution and final
                   ----------
termination:

          a. The General Partner shall wind up the affairs of the Limited Partnership, shall sell all the Limited Partnership assets as promptly as is consistent with obtaining, insofar as possible, the fair value thereof, and after paying all liabilities, and including all costs of dissolution, and subject to the right of the General Partner to set up cash reserves, to meet short-term Partnership liabilities, other liabilities or obligations of the Limited Partnership, shall distribute the remainder of the assets to the partners pursuant to the relevant provisions of this Agreement.

                                   ARTICLE IX
                   TRANSFER OF INTEREST OF A LIMITED PARTNER
                   -----------------------------------------

     Section 9.1.  NON-PERMITTED TRANSFERS.  A Limited Partner may not, during
                   -----------------------
his lifetime, endorse, sell give pledge, encumber, assign, transfer or otherwise dispose of, voluntarily or involuntarily or by operation of law ("transfer"), all or any part of his interest in the Partnership, unless a majority of the other partners consent to such Transfer and al of the other provisions of this
Article IX have been satisfied.

     Section 9.2.  PERMITTED TRANSFER.  Not withstanding the restriction set
                   ------------------
forth in paragraph 9.1, a Limited Partner may transfer all or part of his Partnership interest by sale, gift, bequest or otherwise to or for the benefit of (i) any of the other Limited Partners, or (ii) any lineal descendant of such transferring Limited Partner.

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     Section 9.3.  SUBSTITUTED LIMITED PARTNER.  No assignee or transferee of
                   ---------------------------
the whole or any portion of a Limited Partner's interest in the Limited Partnership shall have the right to become a substituted Limited Partner in place of his assignor unless all of the following conditions are satisfied?

          A. The General Partner, in his sole and absolute discretion, has consented in writing to the admission of the assignee as a substituted Limited Partner;

          B. The fully executed and acknowledged written instrument of assignment which has been filed with the Limited Partnership sets forth the intention of the assignor that the assignee become a substitute Limited Partner;

          C. The assignor and assignee execute and acknowledge such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement and his execution, acknowledgment and delivery to the General Partner of a Power of Attorney, the form and content of which shall be provided by the General Partner;

          D. The General Partner will be required to amend the Agreement of Limited Partnership only quarterly to reflect the substitution of Limited Partnership only quarterly to reflect the substitution of Limited Partners. Until the Agreement of Limited Partnership is so amended, an assignee shall not become a substituted Limited Partner.

          E. Upon the death or legal incompetency of an individual Limited Partner, his personal representative shall have all of the rights of a Limited Partner for the purpose of settling or managing his estate, and such power as the decedent or incompetent

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

possesses to constitute a successor as an assignee of it's interest in the Limited Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner.

          F. Upon the bankruptcy insolvency, dissolution or other cessation to exist as a legal entity, of a Limited Partner not an individual, the authorized representative of such entity shall have all the rights of a Limited Partner for the purpose of effecting the orderly winding up and disposition of the business of such entity and such power as such entity possessed to constitute a successor an assignee of its interest in the Limited Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner.

          G. Anything in this Agreement to the contrary notwithstanding, no Limited Partner or other person who has become the holder of interests in this Limited Partnership shall transfer, assign or encumber all or any portion of his interests in the Limited Partnership during any fiscal year if such transfer, assignment or encumbrance would, in the sole and unreviewable opinion on the counsel for the Partnership, result in the termination of the Partnership for purposes of the then-applicable provisions of the Internal Revenue Code.

          H. In the event a vote of the Limited Partners shall be taken pursuant to this Agreement for any reason, a Limited Partner shall, solely for the purpose of determining the number of Partnership interests held by him in weighing his vote, be deemed the holder of any Partnership interests assigned by him in respect of which the assignee has not become a substituted Limited Partner.

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

          I. Anything in this Agreement to the contrary notwithstanding, no Limited Partner or other person who has become the holder of interests in the Partnership shall transfer, assign, or encumber all or any portion of his interests in the Limited Partnership unless obtaining the prior written consent of the Director of the Securities Commission, if required under the Commission's rules and the opinion of counsel for the Partnership so that the transfer will not violate any federal or applicable state securities laws.

          J. Except for a transfer pursuant to Section 9.2 hereof, A Limited Partner may not sell, assign or otherwise transfer his Partnership interest or any part thereof unless he has first offered it to the Partnership as follows:

               (1) The Limited Partner shall give written notice to the partnership that he desires to sell his interest. He shall attach to that notice the written offer of a prospective purchase to buy the interest. This offer shall be complete in all details of purchase price and terms of payment. The Limited Partner shall certify that the offer is genuine and in all respects what it purports to be and the bona fide purchaser shall be financially capable of fulfilling the terms of the offer.

               (2) For 60 days from receipt of the written notice from the Limited Partner, the Partnership shall have the option to retire the interest of the Limited Partner at the price and on the terms contained in the offer submitted by the Limited Partner.

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

               (3) If the Partnership does not exercise the option to acquire his interest, the Limited Partner shall be free to sell his Partnership interest to the said prospective purchaser for the price, and on the terms contained in the offer submitted by the Limited Partner, providing he has met the other conditions of this Article IX.

                                   ARTICLE X
                             VOLUNTARY DISSOLUTION
                             ---------------------

     Section 10.1  WINDING UP THE PARTNERSHIP.  On any voluntary dissolution,
                   --------------------------
the Partnership shall immediately commence to wind up its affairs. The Partners shall continue to share profits and losses during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation of Partnership assets shall be applied as follows:

    A. Payment to creditors of the Partnership, other than Partners, in the order of priority provided by the law.

    B.  Payment to the General Partner for unpaid salaries and reimbursements.

    C.  Payment to the Partners of credit balances in their capital accounts.
     Section 10.2.  GAINS OR LOSSES IN PROCESS OF LIQUIDATION.
                    -----------------------------------------

     Any gain or loss on disposition of Partnership properties in liquidation shall be credited or charged to the Partners in the proportions of their interest in profits or losses as specified in Section 6.1. Any property distributed in kind as the result of liquidation shall be value and treated as though the property were sold and the cash proceeds were distributed. The difference between the value of property distributed in kind and its book

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value shall be treated as a gain or loss on sale of property and shall be credited or charged to the Partners in the proportions of their interests in profits and losses as specified in Section 6.1.

                                   ARTICLE XI
                                   AMENDMENTS
                                   ----------

     Except with respect to vested rights of the Partners, this Partnership Agreement may be amended at any time by an Eight (80%) percent vote as measured by the interest in the sharing of profits and losses and with the assent of the General Partner. A copy of any amendment shall be promptly mailed or delivered to each Partner at his or her last known address.

                                  ARTICLE XII
                               POWER OF ATTORNEY
                               -----------------

     Each Limited Partner makes, constitutes, and appoints the General
Partner, with full power of substitution, his true and lawful attorneys for him and in his name, place and stead and for his use and benefit, to sign, execute, certify, acknowledge, file and record this Agreement, and to sign, execute, certify, acknowledge, file and record all appropriate instruments or documents:
(i) to reflect the exercise by the General Partner of any of the powers granted to them under this Agreement; (ii) to reflect any amendments duly made to the Agreement; (iii) to reflect the admission to the Partnership of a substituted Limited Partner or the withdrawal of any Partner, in the manner prescribed in this Agreement; and (iv) which may be required of the Partnership or of any Partner by the laws of our State or any other jurisdiction or governmental agency. Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable to be done in an about the foregoing (including the power to consent to items (i), (ii), (iii) and (iv) above as fully as such Limited Partner might or could do if personally present) and hereby ratifies and confirms all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF the parties hereto set their hands and seals this 20th day of July, 1990.

                              GENERAL PARTNER:


                              ------------------------------------------
                                              Michael Herman

                              LIMITED PARTNERS:


                              ------------------------------------------
                                              Peter Herman


                              ------------------------------------------
                                              Petrina Sessa


                               ------------------------------------------
                                              Joseph Sessa


                               ------------------------------------------
                                              Caryn Allen


                               ------------------------------------------
                                              Caryn Allen
                                      Trustee for Michael R. Herman

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